EXHIBIT 5.1

[Snell & Wilmer Letterhead]

November 17, 2017

UQM Technologies, Inc.

4120 Specialty Place

Longmont, Colorado 80504

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Colorado counsel to UQM Technologies, Inc., a Colorado corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the proposed resale by the selling stockholder named in the prospectus (the “Prospectus”) made part of the Registration Statement (the “Selling Stockholders) of up to 30,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), comprised of (i) 5,347,300 shares of Common Stock (the “First Stage Shares”) issued by the Company to the Selling Stockholder and (ii) up to an additional 24,652,700 shares of Common Stock (the “Second Stage Shares” and together with the First Stage Shares, the “Shares”) to be issued by the Company to the Selling Stockholder pursuant to the SPA (as defined below).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(A)                               the Registration Statement (including the Prospectus contained therein), together with the exhibits filed as a part thereof or incorporated therein by reference;

(B)                               an executed copy of a certificate of the Chief Executive Officer of the Company, dated as of the date hereof (the “Officer’s Certificate”);

(C)                               the Company’s Amended and Restated Articles of Incorporation, as certified by the Secretary of State of the State of Colorado as of a recent date;

(D)                               the Company’s Bylaws, as certified pursuant to the Officer’s Certificate as being complete and in full force and effect as of the date hereof;

(E)                                a specimen certificate representing the Common Stock, as certified pursuant to the Officer’s Certificate;

(F)                                 the Stock Purchase Agreement (the “SPA”), dated as of August 25, 2017, among the Company, the Selling Stockholder and China National Heavy Duty Truck Group Co., Ltd., relating to the sale of the Shares by the Company to the Selling Stockholder;

(G)                               certain resolutions of the Company’s Board of Directors, relating to the approval, authorization and/or ratification of the (i) the authorization, issuance and sale of the Shares pursuant to the SPA, (ii) the Registration Statement and (iii) related matters, as certified pursuant to the Officer’s Certificate; and

(H)                              such other documents we deemed necessary in order to issue the opinion below.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that any certificates representing the Common Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of such information or to determine the existence or non-existence of any other factual matters.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, it is our opinion that:

1)                                     The First Stage Shares are validly issued, fully paid and non-assessable.

2)                                     The Second Stage Shares, if and when they have been issued, sold, delivered and registered in accordance with the terms of the SPA, shall be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions: (i) we have assumed that, at or prior to the time of the issuance, and the delivery of any Shares, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective under the Securities Act, and that such registration will not have been modified or rescinded; and (ii) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, including any amendments thereto.

We are admitted to practice law in the State of Colorado, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of Colorado.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.

Very truly yours,

/s/ Snell & Wilmer L.L.P.